Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE			December 14, 2010
BUTLER NATIONAL CORPORATION ANNOUNCES SECOND QUARTER AND SIX MONTHS FISCAL YEAR 2011 FINANCIAL RESULTS AND CONFERENCE CALL Revenue Increases 150% To $11.0 Million Versus $4.4 Million In Second Quarter

OLATHE, KANSAS, December 14, 2010, - Butler National Corporation (OTC Bulletin Board BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO), a provider of support systems for ""Classic"" commercial and military aircraft and a recognized provider of management services in diverse business groups, announces its financial results for the second quarter and six months of fiscal 2011 ended October 31, 2010.

In conjunction with the release, the Company has scheduled a conference call Wednesday, December 15, 2010 at 9:00 AM Central Standard Time.

What: Butler National Corporation Second Quarter Fiscal 2011 Financial Results Conference Call

When: Wednesday, December 15, 2010 - 9:00 AM Central Standard Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark D. Stewart, President & CEO, Butler National Corporation., will be leading the call and discussing the results of operations for the second quarter, the status of new and existing orders, acquisition activities, management services and provide observations on the outlook for the balance of fiscal 2011.

Historical selected financial data related to all operations:
	Quarter Ended October 31			Six Months Ended October 31
	(In thousands)			(In thousands)
	2010	2009	2008	2010	2009	2008
Net Sales	$ 11,016	$ 4,411	$ 4,056	$ 20,563	$ 10,479	$ 9,260
Operating Income	780	113	(5)	717	814	651
Net Income	473	19	(46)	362	737	272
Total Assets	29,299	24,213	32,025	29,299	25,798	27,104
Long-term Obligations	4,715	5,210	6,174	4,715	6,345	6,416
Stockholders'' Equity	16,745	13,956	12,462	16,745	13,219	12,190
Weighted Average Shares - Diluted	56,267	55,501	54,852	56,170	55,501	54,852
New Product Research and Development Cost	399	463	297	818	958	917

Management Comments

""Second quarter 2011 was another successful quarter for Butler National Corporation. We believe all of our business segments are positioned to recover with the economic upturn and focused on growth in shareholder value.

Our revenue for the fiscal quarter-ended October 31, 2010, increased 150% to $11.1 million as compared to $4.4 million for the same period in fiscal 2010. We had net income for the second quarter of $473,000 compared with net income of $19,000 for the same period in fiscal 2010. The increase in net income was primarily due to completion of customer airplane projects in the Aircraft Modification Segment. This segment includes complex structural modification of business aircraft that drive premium projects that may provide strong gross margins. We continue our efforts to improve our market share through and grow the business in the United States and in global markets and to further improve profitability in the delivery of high-value ""Classic Aviation"" products.

During the three months ended October 31, 2010, we invested approximately $399,000 toward the development and acquisition of new products. We feel this expenditure for the design and development engineering, testing, and certification of new products may stabilize our long-term revenues and enhance our profits.

We continue to move confidently throughout fiscal year 2011, planning to build on our success. We believe we are well positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,"" commented Clark D. Stewart, President of the Company.

5th Fastest Growing Aerospace & Defense Company
And 11th Best Share Price Performing Aerospace & Defense Company

Butler National Corporation continues to thrive in the Aerospace & Defense Industry. As detailed in our press release of December 9, 2010, Butler National Corporation was the:

  5th fastest-growing publicly traded Aerospace & Defense Company. This includes 115 publicly-traded companies with combined revenues of $443 billion.
  11th best performing company among Aerospace & Defense Companies. This includes the 115 companies listed above with combined annual revenues of $443 billion.

We continue to move confidently throughout fiscal year 2011 to build on this success.

Business Segment Highlights

Aircraft Modifications:
Revenue from Aircraft Modifications segment for the three months ended October 31, 2010, was $3.8 million, an increase of 61% from the three months ended October 31, 2009 with revenue of $2.4 million. The modifications segment had an operating profit of $1.2 million in the three months ended October 31, 2010 compared with an operating loss of $14,000 in the three months ended October 31, 2009. The increase in operating profit was related to the delivery of two completed airplanes to our customers and the arrival of two additional customer airplanes for major modifications.

During the past few years we have seen a significant increase in aircraft complex structural modification including the addition of aircraft cameras and related premium special mission modifications. As the economy recovers and begins to grow we expect the airlines to become less convenient for business travelers stimulating current and new airplane owners to enter the Classic Aviation market to update, modify, and purchase business aircraft. This shift to increase business airplane ownership may positively impact our performance enhancement and utility improvement aircraft modification revenues.

Avionics:
Revenue from Avionics for the three months ended October 31, 2010, was $943,000, a decrease of 19% from the three months ended October 31, 2009 with revenue of $1.2 million. The avionics segment had an operating profit of $42,000 in the three months ended October 31, 2010, compared with an operating profit of $141,000 for the three months ended October 31, 2009. The decrease in operating profit is directly related to the decrease in revenue. In addition to government budgets, timing of events and mission requirements, many economic and political uncertainties can impact the fluctuations and growth of the avionics product line.

Monitoring Services:
Revenue in the Monitoring Services Segment increased from $373,000 for the three months ended October 31, 2009, to $385,000 for the three months ended October 31, 2010. During the three months ended October 31, 2010, we maintained a relatively level volume of long-term contracts with municipalities. We anticipate increases in revenue from additional lift station rehabilitations over the next three to four years. Revenue fluctuates due to the introduction of new products and services and the related installations of these new or enhanced products. Our contracts with our two largest customers have been renewed through fiscal year 2011. Monitoring Services operating profit was $66,000 in for the three months ended October 31, 2010, compared to a profit of $54,000 for the three months ended October 31, 2009, an increase of 22%. We believe this service business segment has experienced revenue stability over the past few years and we expect this to continue.

Corporate/Professional Services Including Gaming Operations:
Services in this segment include the architectural services of BCS Design, Inc., activities related to gaming and other real estate development, administrative management services, and engineering consulting services.

Revenues consisting of architectural services and revenues related to completed construction projects were $138,000 for the three months ended October 31, 2009 and none for the three months ended October 31, 2010. Projects related to architectural services decreased $258,000 for the three months to revenues of $167,000 at October 31, 2010. The reduced revenue resulted in an operating loss of $44,000 for the three months ended October 31, 2010, compared to a profit of $115,000 for the three months ended October 31, 2009.

Revenues related to gaming and other real estate development for the three months ended October 31, 2010, were $499,000 compared to $313,000 for the three months ended October 31, 2009, an increase of 59%. Operating profits from administrative management services related to gaming increased $38,000 from $187,000 for the three months ended October 31, 2009, to $225,000 for the three months ended October 31, 2010.

The Gaming Facility located in Dodge City, Kansas known as Boot Hill Casino and Resort opened for business on December 15, 2009. In the three months ended October 31, 2010, the Gaming Facility received gross revenue of $9.9 million for the State of Kansas. Mandated fees, taxes and equipment distributions reduced gross revenue by $4.7 million resulting in net revenue to us, as the manager, of $5.2 million. The net loss from the Gaming Facility for the three months ended October 31, 2010, was $235,000.

Backlog:
As of October 31, 2010, our backlog totaled $10.6 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for ""Classic"" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes ""forward-looking statements"" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as ""anticipate,"" ""estimate,"" ""expect,"" ""project,"" ""intend,"" ""may,"" ""plan,"" ""predict,"" ""believe,"" ""should"" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company''s Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company''s operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Humanity Worldwide Capital Group
Lou Albert Rodriguez
lou.albert@humanityworldwide.com
www.humanityworldwide.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (214) 498-7775

THE WORLDWIDE WEB:
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